Calculation of Filing Fee Tables
S-1
Ambitious Entertainment, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	3,555,556	$ 4.50	$ 16,000,002.00	0.0001381	$ 2,209.60
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share (Over-Allotment Option)	Other	533,333	$ 4.50	$ 2,399,998.50	0.0001381	$ 331.44
Fees to be Paid	3	Equity	Representative's Warrants	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Common Stock issuable upon the exercise of Representative's Warrants	Other	204,445	$ 4.50	$ 920,002.50	0.0001381	$ 127.05
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 19,320,003.00		$ 2,668.09
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,668.09
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, the ("Securities Act"), we are also registering an indeterminate number of shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, or similar transactions. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(o) under the Securities Act. The proposed maximum offering price per share is $4.50, the midpoint of the estimated price range of $4.00 to $5.00 per share set forth on the cover page of this registration statement.

[2]	(2) This offering includes up to 533,333 shares of Common Stock to cover the underwriter's option to purchase securities to cover over-allotments, if any.

[3]	(3) No fee required pursuant to Rule 457(g) under the Securities Act.

[4]	(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative's Warrants are exercisable at a per share price equal to 125% of the initial public offering price per share in the offering. The exercise price is calculated as 125% x $4.50 = $5.625 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date